Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement of aVinci Media Corporation on Form S-1/A of our report for Sequioa Media Group, LLC, dated February 22, 2008 except for Note 12 which is dated June 9, 2008, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such prospectus.

/s/ Tanner LC

Tanner LC
Salt Lake City, Utah
January 13, 2008